GSE Systems, Inc.

                   Notice of a Special Meeting of Stockholders

         A special meeting of stockholders of GSE Systems, Inc. (the "Company") will be held on Thursday, August 2, 2001, at 10:30 a.m. local time, at our headquarters located at 9189 Red Branch Road, Columbia, Maryland. The purposes of the special meeting are:

(1) To consider a proposal to amend the Company's Certificate of Incorporation increasing the Company's authorized common stock from 8,000,000 shares to 18,000,000 shares;

(2) To consider a proposal to amend the Company's 1995 Long-Term Incentive Plan (As Amended and Restated Effective April 5, 1999); and

(3) To transact such other business as may properly come before the special meeting.

         The board of directors of the Company set June 15, 2001 as the record date for the special meeting. This means that owners of common stock at the close of business on that day are entitled to (a) receive this notice of the special meeting, and (b) vote at the special meeting and any adjournments or postponements of the special meeting.

         The list of stockholders entitled to vote at the special meeting will be open to examination by any stockholder for a period of 10 days prior to the special meeting at the Company's principal executive offices during normal business hours and will also be available at the special meeting.

         If you cannot attend the special meeting, we urge you to fill in, sign, and promptly return the enclosed proxy in order that the special meeting can be held and a maximum number of shares may be voted. Even if you plan to attend, please mark the appropriate box on the enclosed proxy card to help us plan for the special meeting. If you do attend the special meeting, you may revoke your proxy and vote in person.

         Your vote is important. We encourage you to read the enclosed proxy statement and to sign and return the proxy card so that your shares will be represented and voted even if you do not attend.

                                              By Order of the Board of Directors

                                              Jeffery G. Hough
                                              Secretary
Columbia, Maryland
July 13, 2001

                                GSE Systems, Inc.

                              9189 Red Branch Road
                            Columbia, Maryland 21045
                                 (410) 772-3500

                                 Proxy Statement
                      for a Special Meeting of Stockholders

         The board of directors of the Company is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the special meeting of the stockholders of GSE Systems, Inc. (the "Company"). The special meeting will be held at 10:30 a.m. local time, on Thursday, August 2, 2001 at our headquarters located at 9189 Red Branch Road, Columbia, Maryland. The proxies may also be voted at any adjournments or postponements of the special meeting.

         The address of the Company's principal executive offices is 9189 Red Branch Road, Columbia, Maryland 21045. It is expected that this proxy statement and form of proxy will be mailed to stockholders on or about July 16, 2001.

         All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the special meeting in accordance with the directions given in the proxy unless the proxy is revoked before the special meeting. You can revoke your proxy by

          (a)  giving written notice to the secretary of the Company,

          (b)  delivering a later dated proxy, or

          (c)  voting in person at the special meeting.

         As a stockholder, you should specify your choice for each matter by:

          o attending the special meeting and voting your shares in person, or

          o by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed return envelope.

         If a proxy card is signed by a stockholder of record and returned without specific voting instructions, the shares represented by the proxy will be voted FOR the proposal to amend the Company's Certificate of Incorporation increasing the authorized common stock from 8,000,000 shares to 18,000,000 shares, and FOR the amendment to the Company's Long-Term Incentive Plan. Other matters that properly come before the special meeting will be voted upon by the persons named in the enclosed proxy in accordance with their best judgment.

         Stockholders whose shares are held in the name of a bank, broker or other fiduciary must either direct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the special meeting. Please check the voting form used by your bank, broker or other fiduciary.

         The Company will retain an independent tabulator to receive and tabulate the proxies.

         Record Date; Stock Entitled to Vote; Quorum; Proxy Solicitation

         Only stockholders of record at the close of business on June 15, 2001 will be entitled to vote at the special meeting or at adjournments or postponements of the special meeting. On June 15, 2001, there were 5,193,527 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters that may properly come before the special meeting.

         All of the proposals set forth in this proxy statement to come before the special meeting require the affirmative vote of a majority of the outstanding shares of common stock of the Company. The presence in person or by proxy at the special meeting of the holders of at least a majority of the total number of outstanding shares of common stock will constitute a quorum for the transaction of business.

         For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present. Abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of each proposal. Broker non-votes - proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power - will be treated the same as abstentions.

         Proxy solicitations will be made primarily by mail, but solicitations may also be made by personal interview conducted by officers or employees of the Company. The Company will bear the entire cost of preparing, printing, and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders.

                          Share Ownership of Management

         At the close of business on the record date, directors and executive officers of the Company beneficially owned and were entitled to vote approximately 2,637,323 shares of common stock, collectively representing about 47.1% of the shares of Company common stock outstanding on that date. Each director and executive officer has indicated his present intention to vote, or cause to be voted, the shares of Company common stock held by him FOR the proposals to be voted on at the special meeting.

          Proposal 1: Amendment to the Company's  Certificate  of  Incorporation
               Increasing the Shares of Authorized Common Stock

         The first proposal for consideration at the special meeting is an amendment to the Certificate of Incorporation increasing the Company's authorized common stock by 10,000,000 shares from 8,000,000 shares to 18,000,000 shares.

         The Company currently has the authority to issue 8,000,000 shares of common stock with a par value of $0.01 each. As of June 15, 2001, there were 5,193,527 shares of common stock issued and outstanding. Combined with the shares reserved for issuance upon the exercise of options granted under the Company's Long-Term Incentive Plan (1,611,655 shares), options granted outside of the Company's Long-Term Incentive Plan (42,500 shares) and the warrants issued by the Company (405,000 shares), the number of authorized shares currently available for issuance is 747,318.

         With this new allocation of common stock, the Company currently intends to issue approximately 3,693,181 shares of common stock as follows: (a) 1,474,480 shares to cover an exchange of the debt held by ManTech International Corporation ("ManTech") into equity in the form of convertible preferred stock, and (b) 2,218,701 shares for a contemplated rights offering to non-affiliate stockholders. Except for these two items, the Company does not have a specific intended current use for the new shares. The authority to issue these additional shares is recommended for the purposes outlined in items (a) and (b) above and generally to ensure that the Company has an adequate supply of authorized unissued shares for future business operations including, but not limited to, the issuance of options to attract and retain executive personnel, key employees, directors, consultants and advisors.

         ManTech has previously loaned the Company $4,900,000, of which $3,900,000 is evidenced by a replacement promissory note to ManTech dated March 30, 2001 and the allonge and first modification to replacement promissory note dated April 6, 2001, and $1,000,000 is in the form of an additional loan from ManTech to the Company for working capital purposes, as evidenced by a promissory note dated June 25, 2001. The Company anticipates repaying this additional loan of $1,000,000 with proceeds from the anticipated rights offering to non-affiliate stockholders. Effective July 1, 2001, the Company is obligated to start paying interest on the subordinated promissory note to ManTech for the $3,900,000 loan at prime plus 1%.

         The Company desires to exchange the $3,900,000 subordinated promissory note for the issuance of new securities to ManTech in the form of convertible preferred stock. The currently proposed terms for the convertible preferred stock are outlined in more detail in Appendix A to this proxy statement. As stated therein, ManTech will be issued 39,000 shares of convertible preferred stock at a purchase price of $100 per share. In the event ManTech exchanges the convertible preferred stock for common stock, or upon the expiration of the three-year conversion period, the convertible preferred stock will be converted into 1,474,480 shares of the Company's common stock at a price of $2.645 per share. In connection with the issuance of the convertible preferred stock to ManTech, GP Strategies Corporation will receive an option to acquire 19,500 shares of the convertible preferred stock from ManTech.

         The convertible preferred stock does not have voting rights. The other material differences between the convertible preferred stock to be issued to ManTech and the common stock are that the convertible preferred stock (1) has a liquidation preference, and (2) pays a dividend at the rate of 6% per annum compounded quarterly. The reason for the proposed exchange is to eliminate $3,900,000 of subordinated debt owed to ManTech that will require interest payments at prime plus 1% commencing on July 1, 2001.

         The issuance of this convertible preferred stock to ManTech will not have an immediate effect upon the rights of the other security holders. Specifically, ManTech has agreed to hold the convertible preferred stock for at least one year. During this time, the Company anticipates engaging in a rights offering whereby non-affiliate stockholders will be provided with the opportunity to retain at least their current ownership percentage in the Company.

         On May 30, 2001, the board of directors of the Company, acting through the independent directors, approved this transaction with ManTech as a viable means of eliminating $3,900,000 of subordinated debt; the inside directors abstained from voting on this proposal.

         In connection with the contemplated rights offering, the Company has initiated the process to prepare a registration statement (including a prospectus). On May 30, 2001, the Company's board of directors approved the pricing for the rights offering at 10% above the market price on June 15, 2001, the record date. The market price on June 15, 2001 was $2.30 per share. A 10% premium equals a rights offering price of $2.53 per share, 5% below the price per share of common stock issuable upon conversion of the preferred stock to be issued to ManTech.

         Since the Company is a member of a national securities exchange, we intend to file an additional listing application for (a) the 1,474,480 shares of common stock to be reserved for issuance upon conversion of the convertible preferred stock to be issued to ManTech, and (b) the 2,218,701 shares of common stock to be issued in the anticipated rights offering.

       The board of directors recommends a vote in favor of the amendment to the Company's Certificate of Incorporation increasing the authorized common stock from 8,000,000 shares to 18,000,000 shares.


          Proposal 2: Amendment to the Company's 1995 Long-Term Incentive Plan

         The second proposal for consideration at the special meeting is an amendment to the Company's 1995 Long-Term Incentive Plan (As Amended and Restated Effective April 5, 1999) (the "Plan"). On June 25, 2001, the board of directors of the Company approved an amendment to the Plan, which increases the authorized number of shares available for option grants pursuant to the Plan from 1,875,000 to 2,500,000 (the "Plan Amendment").

         At the 2000 annual meeting, the stockholders approved an increase in the authorized number of shares available for option grants pursuant to the Plan from 1,175,000 to the current ceiling of 1,875,000. At the end of 2000, the Company had granted approximately 1,486,655 options under the Plan.

         On May 3, 2001, the board of directors authorized the Company's president to award a total of 100,000 options to 15 key employees in recognition of past efforts and potential future contributions. On May 3, 2001, the board of directors also approved the award of 25,000 options to the Company's president as part of his 2001 executive compensation plan. As of May 3, 2001, there were approximately 263,345 shares of common stock available for issuance under the Plan.

         On May 10, 2001, the board of directors, acting through the independent directors, awarded four of the directors of the Company a total of 300,000 options to purchase shares of the Company's common stock at an exercise price of $2.00 per share. The board of directors awarded 100,000 option shares each to Jerome I. Feldman and George J. Pedersen and 50,000 option shares each to Scott
N. Greenberg and John A. Moore, Jr. in recognition of their efforts in the sale of VirtualPlant to Avantium International B.V. These option grants were made subject to the Plan Amendment.

         The board of directors is requesting and recommends to the stockholders ratification and approval of the Plan Amendment to ensure that an adequate supply of authorized unissued shares is reserved for the issuance of option grants to attract and retain executive personnel, key employees, directors, consultants and advisors and to provide additional incentive by permitting certain key individuals to participate in the ownership of the Company.

         Following is a brief description of the material features of the Plan, which is qualified in its entirety by the terms of the Plan. A copy of the Plan may be obtained from the Plan Administrator at the Company's principal executive offices at 9189 Red Branch Road, Columbia, Maryland 21045.

         The purpose of the Plan is to promote the long-term growth and profitability of the Company. The Plan is administered by the board of directors or a committee of the board (the "Administrator"). The Plan permits the granting of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards or any combination of these.

         The Administrator has the powers vested in it by the terms of the Plan, including determining the types of awards to be granted, the number of shares covered by each award, the prescribed grant agreements evidencing such awards, and the establishment of programs for granting awards. The Administrator has the authority to administer and interpret the Plan and to adopt and interpret the rules, regulations, agreements, guidelines and instruments as it determines are necessary or advisable. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors deemed relevant in accomplishing the purposes of the Plan.

         The only persons eligible to participate in the Plan are employees, which are defined as employees of the Company or a subsidiary, including an employee director or any person who has been hired to be an employee of the Company or a subsidiary, and any consultant or advisor of the Company who is not a director and who renders bona fide services to the Company or a subsidiary. Independent directors are also eligible to participate in the Plan solely with respect to the issuance of nonstatutory stock options. As of the record date, there were approximately 272 employees and 3 independent directors eligible to participate in the Plan.

         The benefits and amounts that may be received or allocated under the Plan are not presently determinable.

         The Plan terminates on June 30, 2005. All awards made under the Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

         At this time, the only awards that have been made under the Plan are nonqualified stock options. There are no tax consequences to the option holder upon the granting of the option. An option holder who exercises a nonqualified stock option generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will be entitled to a deduction in the amount of ordinary income so recognized.

         The rules governing the tax treatment of options and the receipt of shares in connection with such grants are quite technical. Accordingly, the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, and their interpretation may vary in individual circumstances. Finally, tax consequences under applicable state law may not be the same as under the federal income tax laws.

      The board of directors recommends a vote in favor of the amendment to the Company's 1995 Long-Term Incentive Plan (As Amended and
                        Restated Effective April 5, 1999)

             Interest of Certain Persons in Matters to be Acted Upon

          Messrs. Feldman, Glashow, Greenberg, Pedersen and Moore have been directors of the Company since 1994, 1995, 1999, 1994, and 1997, respectively. In addition, as described under "Executive and Director Compensation - Directors", Messrs. Feldman, Greenberg, Pedersen and Moore serve as officers of the Company. These individuals will have a direct or indirect and substantial interest in the matters to be acted upon at the special meeting as described below.

          Messrs. Feldman, Glashow and Greenberg are each associated with GP Strategies. Mr. Feldman is the president and chief executive officer of GP
Strategies. Mr. Glashow is a director of GP Strategies. Mr. Greenberg is a director and the executive vice president and chief financial officer of GP Strategies. Messrs. Pedersen and Moore are both associated with ManTech. Mr. Pedersen is the chairman, president and chief executive officer of ManTech. Mr. Moore is the executive vice president and chief financial officer of ManTech.

         As a result of the approval of the proposed amendment to the Company's Certificate of Incorporation, the Company will have sufficient shares of common stock available to issue the 1,474,480 shares of common stock issuable upon conversion of the 39,000 shares of convertible preferred stock to be issued to ManTech, of which 19,500 of such preferred shares will be available for purchase by GP Strategies pursuant to its option in the ManTech transaction, which shares will convert into 737,240 shares of common stock in accordance with the terms of the convertible preferred stock.

         Currently, GP Strategies and ManTech are beneficial owners of 24.7% and 22.8% of the Company's common stock, respectively. If all other stockholders participate in the anticipated rights offering such percentages will remain unchanged. If no stockholder participates in such rights offering then, upon the sale to GP Strategies of half of the preferred stock and the subsequent conversion of such stock by both GP Strategies and ManTech, GP Strategies and ManTech would be the beneficial owner of approximately 30.17% and 28.69%, respectively. Although the Company intends to effectuate a rights offering, there can be no assurance that it will occur, and the issuance of the preferred stock to ManTech is not contingent upon consummation of a rights offering. Furthermore, the extent to which the Company's non-affiliate stockholders would participate in such an offering, which will be a price above the current market price as of June 15, 2001, cannot be predicted.

         Messrs. Feldman, Greenberg, Pedersen, and Moore will also personally benefit upon the approval of the proposal to amend the Company's 1995 Long-Term Incentive Plan (As Amended and Restated Effective April 5, 1999), as such approval will result in the award of 100,000 option shares each to Messrs. Feldman and Pedersen and the award of 50,000 option shares each to Messrs. Greenberg and Moore.

                       Executive and Director Compensation

Directors

         The Company pays its directors who are not employees of the Company (the "non-management directors") an annual fee of $5,000 for their service and $1,500 for each board meeting attended. Officers who are full-time employees and are also directors do not receive any fee or remuneration for services as members of the board of directors or any board committee.

         At the discretion of the board, each person who becomes a non-management director may receive an initial grant of options under the Plan to purchase shares of common stock having an exercise price per share equal to the fair market value of a share of common stock on the date such person first becomes a non-management director. Also at the discretion of the board, under the Plan, each non-management director serving as a director on December 31 of each calendar year (commencing in 1995) may receive options to purchase shares of common stock with an exercise price per share equal to the fair market value of a share of common stock on such date. Usually, options granted under the Plan to non-management directors become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant, subject to acceleration under certain circumstances such as a change of control.

         In 1999, the Company entered into employment agreements with Messrs. Feldman, Greenberg, Pedersen and Moore to serve as executives, providing strategic planning in acquisitions and divestitures, management of financing arrangements, and customer and other business development activities. Salaries paid under these agreements in 2000 were $120,000 each to Messrs. Feldman and Pedersen and $60,000 each to Messrs. Greenberg and Moore.

         In 1999, as a management employee incentive, Messrs. Feldman and Pedersen were each granted options to purchase 100,000 shares of common stock at an exercise price of $3.3125; Messrs. Greenberg and Moore were each granted options to purchase 50,000 shares of common stock at an exercise price of $3.3125. These options have a target stock value and vest immediately following a 30-day trading-day period in which the target stock value has been met or exceeded (target stock value of $8.00, 35% vested, target stock value of $10.00, 100% vested), or vested at 100% on the fifth anniversary of the date of grant.

Executive officers

Summary of cash and certain other compensation

         The following table sets forth information as to the compensation paid by the Company for services rendered by the Company's principal executive officer and the four other most highly compensated executive officers of the Company for the fiscal years ended December 31, 2000, 1999, and 1998.



                           Summary Compensation Table

                                   Annual                              Long-Term
                                   Compensation                        Compensation
                                                                       Awards

                                                                       Securities
                                                                       Underlying       All Other
Name and Principal Position         Year    Salary        Bonus        Options (#)      Compensation
---------------------------         ----    ------        -----        -----------      ------------

Christopher M. Carnavos (9)         2000    $223,600     $ 5,000 (1)     100,000          $ 3,295 (2)
      President & CEO               1999     221,618      50,000         100,000           57,013
                                    1998     206,923      25,000          40,000           28,978

Brian K. Southern (9)               2000    $180,654      $10,000 (1)    100,000          $ 3,573 (3)
      Sr. Vice President            1999     166,000       25,000         50,000           37,732
                                    1998     118,042       15,000         30,000           35,030

Bruce E. Manthey (9)                2000    $175,673      $91,427 (4)      -0-            $ 2,701 (5)
      Sr. Vice President            1999       -0-           -0-          55,000 (6)        -0-
                                    1998       -0-           -0-           -0-              -0-

Jeffery G. Hough                    2000    $160,615      $15,000 (1)      -0-            $ 3,602 (7)
      Sr. Vice President & CFO      1999     137,308       10,000         75,000           49,125
                                    1998       -0-              -0-        -0-              -0-

Chin-Our Jerry Jen                  2000     $152,385     $15,000 (1)       -0-           $ 3,057 (8)
      Sr. Vice President & COO      1999      140,000      25,000         50,000            4,008
                                    1998      120,202           -0-       10,000            2,997
______________________

(1)  Bonus paid for 1999 performance of the Company.
(2) Consists of $2,303 for Company retirement plan matching and $992 for executive group term life insurance premiums. (3) Consists of $3,102 for Company retirement plan matching and $471 for executive group term life insurance premiums.
(4) Hiring bonus paid in 2000 plus performance bonuses for 1st, 2nd and 3rd quarters of 2000. (5) Consists of $1,390 for Company retirement plan matching and $1,311 for executive group term life insurance premiums.
(6)  Options granted upon hiring in late December 1999.
(7) Consists of $2,889 for Company retirement plan matching and $713 for executive group term life insurance premiums. (8) Consists of $2,045 for Company retirement plan matching and $1,012 for executive group term life insurance premiums.
(9) In 2000, the Company had severance agreements with Messrs. Carnavos, Southern and Manthey requiring payments for each which would amount to more than $100,000. Such agreements became effective in 2001 with the resignation of Mr. Carnavos and the termination of Messrs. Southern and Manthey as employees of the Company.

Stock Options

         The following table provides information on stock options granted to the named executive officers during 2000. Only non-statutory stock options were granted under the Plan.

                        Option Grants In Last Fiscal Year

                                         Percent of
                             Number of      Total
                            Securities     Options                                Potential Realizable Value at Assumed
                            Underlying   Granted to    Exercise                          Annual Rates of Stock Price Appreciation
                              Options     Employees    or Base                        for Option Term (3)
                            Granted (#)   in Fiscal    Price      Expiration
           Name                           Year (2)     ($/share)        Date              0%       5%             10%

Christopher M. Carnavos     100,000 (1)  33.9%        $4.750       02/07/07               $0  $193,373       $450,641
Brian K. Southern           100,000 (1)  33.9%        $4.750       02/07/07               $0  $193,373       $450,641
Bruce E. Manthey                      0
Jeffery G. Hough                      0
Chin-Our Jerry Jen                    0

---------------
(1)  These options vested immediately.
(2) In addition to the option grants to the executive officers reported in the table, options with an average exercise price of $5.76 covering a total of 95,000 shares of common stock were granted to seven other employees during 2000.
(3) No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A 0% increase in stock price will result in $0 gain for the optionees. The potential realizable amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5% and 10% appreciation rates set by the SEC, compounded annually and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Options exercises and holdings

         The following table summarizes the value of all outstanding options for the executive officers named in the Summary Compensation Table as of December 31, 2000.

                          Fiscal Year-End Option Values

                                              Number of Securities Underlying        Value of Unexercised In-the-Money
                                            Unexercised Options at December 31,         Options at December 31, 2000
                                                                    2000

Name                                             Exercisable/Unexercisable                Exercisable/Unexercisable
Christopher M. Carnavos                                181,000/89,000                               0/0
Brian K. Southern                                      121,000/59,000                               0/0
Bruce E. Manthey                                       24,000/33,000                                0/0
Jeffery G. Hough                                       10,000/65,000                                0/0
Chin-Our Jerry Jen                                     37,000/48,000                                0/0

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information regarding beneficial ownership of the Company's common stock, as of June 15, 2001, by: (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding common stock, (ii) each of the Company's directors,
(iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In preparing the following table, the Company has relied on the information contained in the statements on Schedule 13G previously filed by the ManTech and GP Strategies, and Schedule 13G/A filed for 2000 by Benson & Associates LLC and Hathaway & Associates, Ltd. Certain of the shares reported in the following table may be deemed to be beneficially owned by more than one person and therefore may be included in more than one table entry.

                                              Number of              Percent of
                                           Common Stock             Outstanding
                                      Shares Beneficially Owned     Common Stock
Name of Beneficial Owner

Certain Beneficial Owners

GP Strategies Corporation (1)...................1,325,250                 24.7%
     9 West 57th Street
     New York, NY 10019

ManTech International Corporation (2)...........1,224,265                 22.8%
     12015 Lee Jackson Highway
     Fairfax, VA 22033

SGLG, Inc.........................................875,000                 16.8%
     9 West 57th Street
     New York, NY 10019

Benson Associates, LLC (3)........................542,703                 10.4%
     111 S.W. Fifth Avenue, Suite 2130
     Portland, OR 97204

Hathaway & Associates, Ltd.    ...................366,600                  7.1%
        119 Rowayton Avenue
        Rowayton, CT 06853

Directors and Executive Officers (4)

Jerome I. Feldman  (5)..........................1,325,250                 24.7%

Scott N. Greenberg (6)..........................1,308,700                 24.5%

John A. Moore, Jr. (7)..........................1,515,465                 21.5%

George J. Pedersen (8)..........................1,137,584                 21.2%

Christopher M. Carnavos (9).......................296,000                  5.4%

Brian K. Southern (10)............................207,600                  3.8%

Bruce E. Manthey (11)..............................57,000                  1.1%

Sylvan Schefler (12)...............................42,129                  0.8%

Chin-Our Jerry Jen (13)............................35,800                  0.7%

Sheldon L. Glashow (14)............................18,908                  0.4%

Jeffery G. Hough (15)..............................17,500                  0.3%

Gill R. Grady (16).................................11,600                  0.2%

Joseph W. Lewis (17)................................4,000                  0.1%

Directors and Executive Officers as a group
     (13 persons) (18)..........................3,240,052                 52.2%

 __________________________________
(1) Includes 16,550 shares subject to option owned directly by Mr. Feldman (see
Note 5 below), 875,000 shares owned by SGLG, Inc. (SGLG), 250,000 shares owned by General Physics Corporation (GPC) and 33,700 shares owned by GP Strategies. Also includes 150,000 shares issuable upon the exercise of warrants which are exercisable within sixty (60) days of June 15, 2001. GP Strategies, a company in which Mr. Feldman has a controlling interest, owns GPC as well as a controlling interest in SGLG. GP Strategies disclaims beneficial ownership of all shares, including those subject to option, owned directly by Mr. Feldman.

(2) Includes 72,800 shares and shares subject to option owned directly by Mr. Pedersen (see Note 8 below), 86,681 shares and shares subject to option owned directly by John A. Moore, Jr. (see Note 7 below), and 914,784 shares owned by ManTech. Also includes 150,000 shares issuable upon the exercise of warrants which are exercisable within sixty (60) days of June 15, 2001. ManTech disclaims beneficial ownership of all shares owned directly by Messrs. Pedersen and Moore.

(3) Persons other than Benson Associates, LLC have the right to receive dividends from, or the proceeds of, the sale of such common stock. No such right to receive proceeds or dividends relates to more than 5 percent of the class.

(4) The address of all directors and executive officers is in care of GSE Systems, Inc., 9189 Red Branch Road, Columbia, MD 21045.

(5) Includes 33,700 shares owned by GP Strategies, 875,000 shares owned by SGLG and 250,000 shares owned by GPC, and 150,000 warrants which are exercisable within sixty (60) days of June 15, 2001 owned by GP Strategies (see Note 1 above). Mr. Feldman disclaims beneficial ownership of all of the shares owned by GP Strategies, SGLG and GPC. Also includes 16,550 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001.

(6) Includes 33,700 shares owned by GP Strategies, 875,000 shares owned by SGLG and 250,000 shares owned by GPC, and 150,000 warrants which are exercisable within sixty (60) days of June 15, 2001 owned by GP Strategies (see Note 1 above). Mr. Greenberg is Chief Financial Officer and a director of GP Strategies and disclaims beneficial ownership of all the shares owned by GP Strategies, SGLG and GPC.

(7) Includes 83,925 shares owned directly by Mr. Moore and 914,784 shares owned by ManTech, and 150,000 warrants which are exercisable within sixty (60) days of June 15, 2001 owned by ManTech (see Note 2 above). Mr. Moore is a stockholder of ManTech and serves as its Chief Financial Officer. Mr. Moore disclaims beneficial ownership of the shares owned by ManTech. Also includes 2,756 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001.

(8) Includes 56,250 shares owned directly by Mr. Pedersen and 914,784 shares owned by ManTech, and 150,000 warrants which are exercisable within sixty (60) days of June 15, 2001 owned by ManTech (see Note 2 above). Mr. Pedersen is a controlling stockholder of ManTech and serves as its Chairman, President and Chief Executive Officer. Mr. Pedersen disclaims beneficial ownership of the shares owned by ManTech. Also includes 16,550 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001.

(9) Includes 1,000 shares owned directly by Mr. Carnavos and his family and 295,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001. Mr. Carnavos resigned as President, CEO and Director on March 26, 2001.

(10) Includes 2,000 shares owned directly by Mr. Southern and 205,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001. Also includes 600 shares owned by Mr. Southern's family; Mr. Southern disclaims beneficial ownership of such shares. Mr. Southern resigned as a Director on March 8, 2001. Mr. Southern's employment with GSE terminated on March 9, 2001.

(11) Includes 57,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001. Mr. Manthey's employment with GSE terminated on March 8, 2001.

(12) Includes 24,000 warrants which were awarded to Mr. Schefler through his previous affiliation with Prime Charter Ltd. and 18,129 shares issuable upon the exercise of options, both of which are exercisable within sixty (60) days of June 15, 2001. Mr. Schefler resigned as a Director in the 1st Quarter of 2000.

(13) Includes 3,800 shares owned directly by Mr. Jen and 32,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001. Mr. Jen was appointed President and Director on March 27, 2001.

(14) Includes 8,129 shares owned directly by Mr. Glashow and 10,779 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001.

(15) Includes 17,500 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001.

(16) Includes 11,600 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001.

(17) Includes 4,000 shares issuable upon the exercise of options which are exercisable within sixty (60) days of June 15, 2001. Mr. Lewis was elected to the Board on March 10, 2000.

(18) Includes 1,010,864 shares issuable upon the exercise of options and warrants which are exercisable within sixty (60) days of June 15, 2001.


                         Financial and Other Information

       KPMG LLP, independent certified public accountants, audited the Company's consolidated financial statements as of December 31, 2000. The
Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2000, which includes these financial statements and the auditor's report, was filed on April 2, 2001, and is incorporated in this proxy statement by reference.

                                 Other Business

       As of the date of this proxy statement, the Company is not aware of any matters that will be presented for consideration at the special meeting other than those set forth herein. If other matters properly come before the special meeting, or any adjournments or postponements of the special meeting, and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as a proxy to vote the shares represented by the proxy as to any other matter. The individuals named as proxies intend to vote in accordance with the recommendations of the Company's board of directors.

       In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the annual meeting of stockholders in 2002 must do so no later than December 31, 2001. In addition, in accordance with the Company's bylaws, in order for a stockholder proposal to be properly brought before the 2002 annual meeting, a stockholder submitting a proposal must file a written notice with the Company's secretary which conforms to the requirements of the Company's bylaws. If the Company's board of directors or a designated committee or the officer who will preside at the stockholders' meeting determines that the information provided in such notice does not satisfy the informational requirements of the bylaws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the bylaws. Such notice of a stockholder proposal must be delivered not less than 60 days nor more than 90 days prior to the date of the annual meeting to be held in 2002.

         You should rely on the information contained in this document in voting on the proposals presented herein. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated as of the date set forth on the cover page. You should not assume that the information contained in this document is accurate as of any other date other than this date, and the mailing date of this document to stockholders shall not create any implication to the contrary.

                                             By  Order of the Board of Directors

                                             Jeffery G. Hough
                                             Secretary
Columbia, Maryland
July 13, 2001

                                                                     Appendix A

The following are the material features of the convertible preferred stock to be issued to ManTech.

Par Value:                 $.01 per share

Purchase Price:   $100.00 per share

Number of Shares: 39,000
----------------

Dividends: The convertible preferred stock will bear dividends at the rate of 6% per annum on its $100.00 purchase price per share payable quarterly. Dividends will accumulate if not paid quarterly and compounded interest will accrue on any unpaid dividends.

Voting: The convertible preferred stock shall have no voting rights at any meeting of the stockholders. Voting rights only accrue upon the conversion into GSE common stock.

Conversion to GSE Common Stock: ManTech at its discretion shall have the right to convert each share of convertible preferred stock into GSE common stock at a purchase price of $2.645 per share at any time within three years from the date of issuance of the convertible preferred stock. Example: One share of preferred stock at $100 divided by $2.645 (purchase price of common stock) equals 37.8071 shares of GSE common stock. This conversion option may only be exercised upon providing GSE and GP Strategies Corporation (GPS) at least ten days prior written notice. Upon the expiration of the three-year conversion period, the convertible preferred stock automatically converts into GSE common stock upon the terms and conditions stated herein.

Restricted Securities: ManTech acknowledges that the securities are not registered with the SEC under the Securities Act of 1933 and, therefore, are considered restricted securities in accordance with Rule 144. The convertible preferred stock cannot be offered for sale or sold except as specifically stated herein.

Liquidation Preference: In the event of liquidation or dissolution of GSE, payment of available funds shall be made on the preferred stock (including payment in satisfaction of dividend obligations) prior and in preference to other outstanding classes of stock. However, all debt obligations must be satisfied before ManTech's investment return on the preferred stock can be realized.

Exemption from Registration Requirements: This transaction is intended to be a private issuance of securities and, therefore, exempt from SEC registration requirements. ManTech is acquiring this convertible preferred stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof or with any intention of disposing of the same or any interest therein.

Holding Period: In accordance with Rule 144, ManTech agrees to a holding period of at least one year from the date of the acquisition of the securities from GSE.

Restrictive Legend: The certificate or other document evidencing the securities will contain a restrictive legend stating that the securities have not been registered under the Securities Act of 1933 and setting forth or referring to the restrictions on transferability and sale of the securities.

GPS Option: GPS has the option to acquire 19,500 shares (50%) of the convertible preferred stock under the following arrangement: (a) such option must be exercised before ManTech exercises its option to convert the convertible preferred stock to GSE common stock, otherwise such option lapses; (b) GPS must pay ManTech $1,950,000; (c) upon receipt of such payment, ManTech will transfer 19,500 shares of convertible preferred stock to GPS; and (d) GPS acquires such convertible preferred stock under the same terms and conditions as ManTech, except that the one-year holding period for GPS begins as of the date the option is exercised.

Shareholder/Regulatory Approval: This transaction is contingent upon shareholder and/or regulatory approval, as applicable. Upon such applicable approval(s), ManTech, GPS and GSE will promptly negotiate in good faith a definitive agreement.

                                                                 Appendix B

                                GSE Systems, Inc.
                    Proxy for Special Meeting of Stockholders
                          to be held on August 2, 2001

     The undersigned hereby constitutes and appoints Jeffery G. Hough and/or Richard J. Luebke, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the special meeting of stockholders of GSE Systems, Inc. (the "Company") to be held at the Company's headquarters at 9189 Red Branch Road, Columbia, Maryland 21045 at 10:30 a.m. local time, on August 2, 2001 and at any and all adjournments or postponements of the special meeting, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement:

1. To approve an amendment to Company's Certificate of Incorporation increasing the Company's authorized common stock from 8,000,000 shares to 18,000,000 shares.
                  |_| FOR       |_| AGAINST            |_| ABSTAIN

2. To approve an amendment to the Company's 1995 Long-Term Incentive Plan (As Amended and Restated Effective April 5, 1999).
                  |_| FOR       |_| AGAINST            |_| ABSTAIN

3. In their discretion, to vote upon such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

                          (Please sign on reverse side)

                           (continued from other side)

  This proxy is solicited on behalf of the board of directors of the Company, which recommends a vote for Items 1 and 2. As to any other matter which may properly come before the special meeting, said proxies will vote in accordance with their best judgment.

This proxy when properly executed will be voted in the manner directed. If no direction is given, the proxy will be voted FOR Items 1 and 2. The undersigned acknowledges receipt of the accompanying notice of special meeting and proxy statement.

                                   DATED: _________________________, 2001



                                         ___________________________
                                             (Signature)


                                         ___________________________
                                             (Signature)


|_| Please indicate by check mark if you plan to attend the special meeting of stockholders.

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope.)